Exhibit 99.2

Exactus, Inc. Enters into Supply & Distribution Agreement with Canntab Therapeutics to Produce Immediate and Extended Release Tablets

DELRAY BEACH, Fla., November 20, 2019 (GLOBE NEWSWIRE) – Exactus, Inc. (OTCQB:EXDI) (the “Company”), an industrial hemp farm operator and manufacturer of hemp-derived phytocannabinoid products, today announced that it has entered into a supply and distribution agreement with Canntab Therapeutics Limited (CSE:PILL.CN) (OTCQX:CTABF) (FRA:TBF1.F) to produce immediate and extended release tablets.

Exactus will provide Canntab a subleased space in their facility in Florida to equip for the purpose of manufacturing advanced hemp derived cannabinoid tablets. These hard pill formulations will include a variety of hemp derived cannabinoids for precise delivery in instant release, extended release and oral disintegrating tablet solutions, to be distributed throughout the United States.

A study by a Penn Medicine researcher, published in JAMA, found that nearly 70 percent of all cannabidiol products sold online are either over or under labeled, causing potential serious harm to its consumers.

Emiliano Aloi, President and CEO of Exactus states, “We have been searching for a precision delivery system that matches the quality of our farming and supply chain, and we are pleased to have found a perfect fit. This will facilitate the launch of our medical practitioner distribution channel with a differentiated product that separates us from our competitors, providing consumers with a precise dose of hemp derivates in instant release as well as time release delivery systems that they know.”

Jeff Renwick, Chief Executive Officer of Canntab said, “The logic of combining our delivery systems with Exactus’ fully traceable supply chain was compelling. Our goal has been to develop a relationship with a trusted partner in the United States, one that allows us to bring our unique products to market in the US, and for our shareholders to benefit from that opportunity. I can confidently say that we have successfully achieved that goal as our agreement with Exactus opens the door to the growing CBD market in the United States, one in which our unique product is perfectly positioned to thrive in. Our hard pill formulations will be the most advanced CBD solutions available, with extremely precise dosing, high bioavailability, timed release, and long shelf life. Features that Doctors, retailers and the end consumer are searching for, all covered by 13 patents pending in the United States, and Canada.”

The supply agreement states that Canntab will purchase ingredients from Exactus to be used in Canntab’s proprietary formulations.

The distribution agreement calls for the sharing of gross profits in a variety of ways dependent on how the sale is made and distributed.

Canntab Therapeutics is the only company in North America to have developed a product line of solid oral dose formulations for a variety of cannabis cannabinoid (THC & CBD) and terpenoid blends in exacting dosages. A clear and sustainable competitive advantage with 13 patents pending in Canada and the United States covering proprietary processes and solid oral dose formulations for extended release, immediate release, flash melt and bi-layered medications.

Canntab’s proprietary cannabinoid formulations are intended to provide doctors, patients and the general consumer with a medical grade solution with all the features you would expect from any prescription or over the counter medication, including accurate dosing, high bioavailability and timed release in a solid oral dosage form.

Exactus expects to be distributing the specialized product line within the first quarter of 2020.

To learn more about Exactus, Inc., visit the website at www.exactushemp.com.

# # #

About Exactus
Exactus Inc. is dedicated to introducing hemp-derived phytocannabinoid products that meet the highest standards of quality and traceability into mainstream consumer markets. The Company has made investments in farming and has over 200 acres of CBD-rich hemp in Southwest Oregon. The Company is introducing a range of consumer brands, such as Green Goddess Extracts™, Levor Collection, Phenologie, Paradise CBD and Exactus.

Hemp is a federally legal type of cannabis plant containing less than 0.3% THC (tetrahydrocannabinol), which is the psychoactive component of the cannabis plant. After over 40 years of prohibition, the Agricultural Improvement Act of 2018, known as the 2018 Farm Bill, legalized hemp at the federal level. Hemp production will be regulated by the United States Department of Agriculture (USDA) and the States. As a result, in 2019 hemp was generally removed from the Controlled Substances Act (CSA) and enforcement by the Drug Enforcement Administration (DEA).

About Canntab Therapeutics

Canntab Therapeutics Ltd. is a Canadian company engaged in the research and development of advanced, pharmaceutical-grade formulations of cannabinoids and terpenes. In doing so, Canntab has developed a suite of precision oral dose products that are unavailable elsewhere in the marketplace, formulated in multiple doses and time release combinations. Canntab’s proprietary hard pill cannabinoid formulations will provide doctors, patients and the general consumer with a medical grade solution with all the features you would expect from any prescription or over the counter medication.

Canntab is a late stage applicant to Health Canada to be granted its Licensed Producer status: Cannabis (Processing-Standard), and Federal Sales (Medical). The Company intends to submit the final evidence package to Health Canada at the end of November 2019, and expects receipt of Licensed Producer Status in approximately 10 weeks thereafter.

Canntab is positioned to maintain high gross profit margins, due to its extensive inventory of machinery and equipment, some of which will be used for manufacturing in Florida. Canntab trades on the Canadian Securities Exchange under the symbol PILL, on the OTCQB under the symbol CTABF, and on the Frankfurt Stock Exchange under the symbol TBF1.

Investor Notice
Investing in our securities involves a high degree of risk. Before making an investment decision, you should carefully consider the risks, uncertainties and forward-looking statements described under "Risk Factors" in Item 1A of our most recent Form 10-K for the fiscal year ended December 31, 2018 filed with the Securities and Exchange Commission (the "SEC") on March 29, 2019, and in other periodic and current reports we file with the SEC.  If any of these risks were to occur, our business, financial condition, or results of operations would likely suffer. In that event, the value of our securities could decline, and you could lose part or all of your investment. The risks and uncertainties we describe are not the only ones facing us. Additional risks not presently known to us or that we currently deem immaterial may also impair our business operations. In addition, our past financial performance may not be a reliable indicator of future performance, and historical trends should not be used to anticipate results in the future. See "Safe Harbor" below.

Safe Harbor - Forward-Looking Statements
The information provided in this press release may include forward-looking statements relating to future events or the future financial performance of the Company. Because such statements are subject to risks and uncertainties, actual results may differ materially from those expressed or implied by such forward-looking statements. Words such as "anticipates," "plans," "expects," "intends," "will," "potential," "hope" and similar expressions are intended to identify forward-looking statements. These forward-looking statements are based upon current expectations of the Company and involve assumptions that may never materialize or may prove to be incorrect. Actual results and the timing of events could differ materially from those anticipated in such forward-looking statements as a result of various risks and uncertainties. Detailed information regarding factors that may cause actual results to differ materially from the results expressed or implied by statements in this press release relating to the Company may be found in the Company's periodic and current filings with the SEC, including the factors described in the sections entitled "Risk Factors", copies of which may be obtained from the SEC's website at www.sec.gov. Any forward-looking statement speaks only as of the date on which such statement is made, and the Company does not intend to correct or update any forward-looking statement, whether as a result of new information, future events or otherwise.

Company Contact
Andrew Johnson
Chief Strategy Officer
Exactus Inc.
509-999-9695
ir@exactusinc.com